Armanino LLP 2700 Camino Ramon Suite 350 San Ramon, CA 94583-5004 925 790 2600 main 925 790 2601 fax armanino.com

Exhibit 16.1

July 24, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:

We have read Item 4.01 of the Current Report on Form 8-K of Momentus, Inc. dated July 19, 2023, which we understand will be filed with the Securities and Exchange Commission, and we agree with the statements concerning our firm contained in such Form 8-K. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Armanino LLP

Armanino LLP